Exhibit 10.27.2

             AMENDMENT NO. 2 TO SECURED REVOLVING NOTE OF INYX, INC.

                                 March 30, 2004

Reference is made to that certain secured Revolving note dated December 30, 2003 made by INYX, INC., a Nevada (the "Borrower") in favor LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House,
South Church Street, Grand Cayman, Cayman Islands (the "Laurus"") in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as amended by Amendment No. 1 to Secured Revolving Note of the Borrower dated February 27, 2004 and as amended, supplemented or otherwise modified hereafter (the "Revolving Note"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Revolving Note and the Security Agreement (below) as applicable.

         WHEREAS, Borrower has requested that Laurus extend additional funds to Borrower as an overadvance pursuant to the terms of a Security Agreement dated December 30, 2003 (the "Security Agreement")(the "Overadvance")and Laurus has agreed, in exercise of its sole discretion, to make such Overadvance to Borrower; and

         WHEREAS, in connection with the extension of the Overadvance, Borrower has agreed to change certain terms of the Revolving Note and Laurus desires to make such changes; and

         WHEREAS the Borrower and Laurus agree that on the date hereof the aggregate amount outstanding under the i) Revolving Note and ii) that certain Secured Convertible Minimum Borrowing Note of the Borrower dated December 30, 2003 (as amended by Amendment No. 1 to the Minimum Borrowing Note dated February 27, 2004) and made in favor of Laurus, is $5,500,000, such amounts including Overadvances granted to the Borrower, outstanding on the date hereof.

         NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of all documents requested by Laurus in connection with the Overadvance, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The preamble of the Revolving Note is hereby amended to delete the reference to "Three Million Five Hundred Thousand Dollars ($3,500,000)" contained therein, and in its stead, to insert the phrase "Four Million Five Hundred Thousand Dollars ($4,500,000)".

         2. The foregoing amendments shall be effective as of December 30, 2003.

         3.       There are no other amendments to the Revolving Note.

         4. The Borrower hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Borrower in connection with the Revolving Note are true correct and complete and all of Borrower's covenants requirements have been met. As of the date hereof, no Event of Default under any Ancillary Agreements (as defined in the Security Agreement) has occurred or is continuing.


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         IN WITNESS  WHEREOF,  each of the  Borrower  and Laurus has caused this
Amendment No. 2 to Secured Revolving Note to be signed in its name this 30th day of March, 2004.


                                             INYX, INC.



                                             By:________________________________
                                                Name:
                                                Title:



                                             LAURUS MASTER FUND, LTD.


                                             By:________________________________
                                             Name:
                                             Title: